Exhibit 23.02

                      CONSENT OF KPMG, INDEPENDENT AUDITORS

The Board of Directors
C-Dilla Limited
Woodley House
Crockhamwell Road
Woodley
RG5 3JP

We consent the inclusion of our report dated July 28, 1999, with respect to the balance sheet of C-Dilla Limited as of December 31, 1998, and the related statements of operations, stockholders' funds and cash flows for the year ended December 31, 1998, which report appears in the Form 8-K of Macrovision Corporation dated June 18, 1999.

                                                                         /s/KPMG
Reading, United Kingdom
September 1, 1999